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                                                                      Exhibit 16

May 30, 2002

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Dear Sir/Madam:

We have read Item 4 included in the Form 8-K dated May 30, 2002, of Modem Media, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,


/s/ Arthur Andersen LLP





cc:      Mr. Frank Connolly, CFO, Modem Media, Inc.